EXHIBIT 10(a)


                   THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


   This Third Amendment to Employment Agreement (the "Agreement") made as of the 1st day of January, 1997 by and between WELLMAN, INC., a Delaware corporation (the "Company"), and THOMAS M. DUFF (the "Executive").

                              W I T N E S S E T H:

   WHEREAS, the parties hereto entered into an Employment Agreement dated as of January 1, 1990, as amended by a First Amendment thereto dated as of January 1, 1993 and further amended by a Second Amendment thereto dated as of January 1, 1995 (collectively, the "Original Employment Agreement"), pursuant to which the Company agreed to continue to employ the Executive, and the Executive agreed to remain in the employ of the Company; and

   WHEREAS, the parties have agreed to certain modifications to the Original Employment Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for good and valuable other consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   Section 1. Defined Terms. All capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Original Employment Agreement.

   Section 2. Amendments to Original Employment Agreement. (a) Effective as of the date hereof, Section 1(b) of the Original Employment Agreement is amended in its entirety to read as follows:

   "(b) Subject to earlier termination as provided in Section 4 herein, the "Employment Period" shall be the period commencing on January 1, 1997 and continuing until the date either the Company or the Executive shall notify the other, in writing, that such party desires to terminate the Executive's employment under this Agreement. Notwithstanding the foregoing, unless the Employment Period has already terminated, the Employment Period shall be automatically extended upon a Change in Control so as to terminate three years from the Effective Date (such three year period of the Employment Period being hereinafter referred to as the "Change in Control Employment Period")."

   (b) Effective as of the date hereof, clause (i) of Section 4(e) of the Original Employment Agreement is amended in its entirety to read as follows:

              "(i)  if the Executive's employment is terminated by the Company
               (other than for Cause or Disability) or by the Executive, the



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                Date of Termination shall be the date on which the Company or the Executive, as the case may be, notifies the other of such termination and"

(c) Effective as of the date hereof, Section 5(d) of the Original Employment Agreement is amended in its entirety to read as follows:

   "(d) Termination Other than for Cause or Disability Prior to the Effective Date. If, during the Employment Period but prior to the Effective Date, the Company shall terminate the Executive's employment other than for Cause or Disability.

         (i)  the Company shall pay to the Executive:

              (A) an amount equal to the Annual Base Salary, such amount to be paid in twelve substantially equal monthly installments; and

              (B) an amount equal to the Highest Annual Bonus, such amount to be paid in twelve substantially equal monthly installments; and

              (C) any compensation previously deferred by the Executive (together with any accrued interest therein) and not yet paid by the Company, such amount to be paid in a lump sum within 30 days following the Date of Termination.

         (ii) for a period of twelve (12) months following the Date of Termination, the Company shall continue benefits to the Executive and/or the Executive's family equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(v) of this Agreement in effect as of the Date of Termination if the Executive's employment had not been terminated. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of such twelve (12) month period and to have retired on the last day of such period."

   (d) Effective as of the date hereof, the address for the Executive and the Company set forth in Section 11(b) of the Original Employment Agreement are amended to read as follows:

     "If to the Executive:

     Thomas M. Duff
     105 Rumson Road
     Rumson, NJ  07760





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     If to the Company:

     James E. Rogers, Chairman
     Compensation Committee of the Board
     of Directors of Wellman, Inc.
     SCI Investors, Inc.
     101 Shockoe Slip, Suite 0
     Richmond, VA  23219-4144

     with a copy to:

     David K. Duffell, Esquire
     Edwards & Angell
     2700 Hospital Trust Tower
     Providence, RI  02903"

   Section 3. Ratification. Each party hereto hereby ratifies and confirms all of its obligations, covenants, duties and agreements set forth in the Original Employment Agreement, as amended by the terms hereof. All references to the "Employment Agreement" or the "Agreement" or any other defined term amended hereby contained in the Original Employment Agreement, shall be deemed to be amended to refer to the Original Employment Agreement, as amended by the terms hereof or to such amended defined term, as the case may be.

   IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                      /s/  Thomas M. Duff
                                      ---------------------------------
                                           Thomas M. Duff


                                      WELLMAN, INC.



                                      By:  /s/  Clifford J. Christenson
                                           ------------------------------
                                      Title: Executive Vice President











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